UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2009

C&F FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

802 Main Street, West Point, Virginia	23181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

In his prepared remarks for the annual meeting of C&F Financial Corporation to be held on April 21, 2009 at 3:30 p.m., Larry G. Dillon, President and Chief Executive Officer, plans to state the following regarding the Company’s dividend policy, “Our dividend payout ratio, which is the percentage of earnings that is paid out in dividends each year, has shot up as our earnings have declined the last two years. A typical payout ratio should be in the 30% – 40% range. Until we are able to return to more normal earnings levels, keeping our dividend at its current rate adds very little back to our capital, thereby limiting how fast we can grow. This could very well be the deciding factor in whether we have to reduce our dividend, which in all honesty, looks like a real possibility.”

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this report that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of these risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION
(Registrant)

Date: April 21, 2009	By:	/s/ Thomas F. Cherry
Thomas F. Cherry
Chief Financial Officer

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